Exhibit 99.1

Contact:
Nicole Daniel	804.788.6096
Danielle Paquette	804.788.6045

Albemarle Announces Third-Quarter 2005 Results

•	Net Income, excluding special items in 2004, increased 29.4 percent over third-quarter 2004, resulting in 55 cents per diluted share for the current quarter.

•	Net Sales for the quarter were $506.6 million, up 22.4 percent over third-quarter 2004, which included two months of the refinery catalysts business.

•	Results reflect consolidation of Jordan Bromine Company Limited (“JBC”), effective as of August 1, 2005.

RICHMOND, Va., October 25 — Albemarle Corporation (NYSE: ALB) reported third-quarter 2005 net income of $26.3 million, or 55 cents per diluted share, up from $0.8 million for third-quarter 2004, which included $19.5 million of special items primarily related to the July 31, 2004 acquisition of the Akzo Nobel N.V. refinery catalysts business. The Company reported net sales of $506.6 million, an increase of $92.7 million compared to 2004, due in large part to the full three months 2005 impact of the refinery catalysts business acquisition and significant pricing improvement across each segment offset, in part, by lower volumes in flame retardants.

Net income for third-quarter 2005 included $4.9 million, or 10 cents per diluted share, of tax benefit associated with Section 965 of the Internal Revenue Code that was enacted as a part of the American Jobs Creation Act of 2004. Third-quarter 2004 net income, excluding special items, amounted to $20.3 million, or 48 cents per diluted share. Third-quarter 2004 special items are outlined in the reconciliation on page 14. Third-quarter 2005 results include two months consolidation of JBC.

Nine-months 2005 net income, excluding special items, was $80.5 million, or $1.69 per diluted share, compared to nine-months 2004 net income, excluding special items, of $56.1 million, or $1.32 per diluted share. Special items for nine-months 2005, which totaled $2.2 million after income taxes, included a $3.6 million after-tax gain from a retiree benefits plan change and a $0.5 million legal provision, in addition to a $0.9 million write-off of deferred financing costs associated with the refinery catalysts business acquisition.

Special items for nine-months 2004, which totaled $20.9 million after income taxes, are outlined in the reconciliation on page 15.

Average common shares used to compute third-quarter and nine-months 2005 diluted earnings per share were 48,014,000 and 47,642,000, up from 42,544,000 and 42,342,000, respectively, for the corresponding periods in 2004, due mainly to the Company’s January 2005 public offering of 4,573,000 shares of common stock.

Selected data related to net income, special items and related per share amounts for the third-quarters and nine-months ended September 30, 2005 and 2004 are shown in the Additional Information section below, as well as a reconciliation of net income excluding special items.

Quarterly Segment Results

Polymer Additives segment net sales were $195.4 million, up $9.5 million versus 2004. Polymer Additives segment income for third-quarter 2005 amounted to $23.4 million, up 8.1 percent from third-quarter 2004, excluding special items, driven by overall gains in pricing that were offset, in part, by lower volumes in flame retardants and the effect of higher raw materials and energy costs.

Catalysts segment net sales were $173.5 million, up $67.0 million versus third-quarter 2004, due mainly to the three months net sales of the refinery catalysts business in the current period versus two months in third-quarter 2004 and higher pricing due to increased raw material costs. Catalysts segment income for third-quarter 2005 amounted to $14.8 million, down 2.2 percent from third-quarter 2004, excluding special items, driven by lower production volumes in polyolefins catalysts that were offset, in part, by the extra month of refinery catalysts business results.

Fine Chemicals segment net sales were $137.7 million, up $16.3 million versus last year, driven by improved volumes and product mix in fine chemistry services and improved pricing in performance chemicals. Fine Chemicals segment income for third-quarter 2005 amounted to $12.5 million, up 39.7 percent from third-quarter 2004, excluding special items. Improved pricing in performance chemicals and improved volumes in fine chemistry services and the reclassification impact of consolidating JBC were offset, in part, by the effect of higher raw materials and energy costs and lower pricing in pharmaceutical and agricultural intermediates.

During the quarter, interest and financing expenses increased $5.2 million, excluding special items, versus third-quarter 2004 due mainly to the full quarter 2005 interest expense impact from the refinery catalysts acquisition debt incurred in July 31, 2004, as well as comparatively higher interest rates during the 2005 period. The corporate effective income tax rate for third-quarter 2005 amounted to 13.7 percent, down from third-quarter 2004 due largely to the Section 965 benefit described above.

Commentary

Commenting on third-quarter 2005 results, Mark C. Rohr, President and CEO of Albemarle Corporation said, “We are pleased that the our net sales and net income, excluding special items, are up over 20% compared to third-quarter 2004 results, and up over 40% for first nine-months 2005 compared to first nine-months 2004. Although we faced a number of challenges in third-quarter 2005, including an approximately $3.6 million pre-tax impact due primarily to production losses during Hurricanes Katrina and Rita, I remain confident that we are on track to deliver solid results for the year. We are successfully working through a number of pricing initiatives to help offset the continued rampant escalation in raw material and energy costs, and I believe we will see the positive results from those initiatives in fourth-quarter 2005 and into 2006.

Additionally, we are pleased with the European Union’s decision to exempt decabrom from its restriction on hazardous substances, a RoHS directive. This decision should remove questions regarding the safety of this critical flame retardant.

This quarter, we also began consolidating the results of JBC, our bromine-based Jordanian joint venture on the Dead Sea, and two months operations are reflected in this quarter’s results on a line-by-line basis.”

Earnings Call

The Company’s performance for the third quarter ended September 30, 2005 will be discussed on a conference call at 10:00 AM Eastern Daylight Time on October 25, 2005,

which can be accessed through Albemarle’s website under Investor Information at www.albemarle.com.

Albemarle Corporation, headquartered in Richmond, Virginia, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics; petroleum and petrochemical processing; transportation and industrial products; pharmaceuticals; agricultural products; construction and packaging materials. The Company operates in three business segments, Polymer Additives, Catalysts and Fine Chemicals, and serves customers in approximately 100 countries.

Forward-Looking Statement

Some of the information presented in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations as reflected are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: the inability to pass through increases in costs and expenses for raw materials and energy; competition from other manufacturers; changes in demand for our products; the gain or loss of significant customers; fluctuations in foreign currencies; increased government regulation of our operations or our products; and the integration of the Akzo Nobel refinery catalysts business or future acquisitions into our operations. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the period ended December 31, 2004.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In Thousands of Dollars, Except Share and Per-Share Amounts) (Unaudited)

	Third Quarter Ended September 30,
	2005 (a)		2004 (a)
Net sales	$506,605		$413,904
Cost of goods sold	406,994	(b)	324,396	(b, c)
Acquisition-related cost	—		13,400	(e)

Gross profit	99,611		76,108
Selling, general and administrative expenses	50,423	(d)	43,075
Research and development expenses	10,107		9,101
Special items	—		2,801	(f)

Operating profit	39,081		21,131
Interest and financing expenses	(10,882)		(6,250	)(g)
Equity in net income of unconsolidated investments	4,124		1,826
Other income (expenses), net	534		(15,606	)(h)

Income before income taxes and minority interests	32,857		1,101
Income (taxes) benefits	(4,502	)(i)	1,097

Income after income (taxes) benefits and before minority interests	28,355		2,198
Minority interests in income of consolidated subsidiaries	(2,063)		(1,371	)(h)

Net income	$26,292		$827

Basic earnings per share:
Net income	$0.56		$0.02

Shares used to compute basic earnings per share	46,607		41,588

Diluted earnings per share:
Net income	$0.55		$0.02

Shares used to compute diluted earnings per share	48,014		42,544

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In Thousands of Dollars, Except Share and Per-Share Amounts) (Unaudited)

	Nine Months Ended September 30,
	2005 (a)		2004 (a)
Net sales	$1,519,324		$1,062,672
Cost of goods sold	1,207,224	(b)	845,952	(b, c)
Acquisition-related cost	—		13,400	(e)

Gross profit	312,100		203,320
Selling, general and administrative Expenses	161,118	(d)	106,078
Research and development expenses	31,429		18,768
Special items	(4,868	)(f)	7,858	(f)

Operating profit	124,421		70,616
Interest and financing expenses	(31,270	)(g)	(9,168	)(g)
Equity in net income of unconsolidated investments	22,583		2,494
Other income (expenses), net	1,100	(h)	(12,278	)(h)

Income before income taxes and minority interests	116,834		51,664
Income taxes	(29,590	)(i)	(12,714)

Income after income taxes and before minority interests	87,244		38,950
Minority interests in income of consolidated subsidiaries	(4,575	)(h)	(3,748	)(h)

Net income	$82,669		$35,202

Basic earnings per share:
Net income	$1.79		$0.85

Shares used to compute basic earnings per share	46,242		41,497

Diluted earnings per share:
Net income	$1.74		$0.83

Shares used to compute diluted earnings per share	47,642		42,342

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation

Consolidated Summary of Segment Results (a)

(In Thousands of Dollars) (Unaudited)

Third Quarter Ended September 30, 2005	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$195,356	$173,501	$137,748	$—	$506,605

Operating profit (b, d)	$21,860	$12,837	$11,836	$(7,452)	$39,081
Equity in net income (losses) of unconsolidated investments	1,586	1,929	646	(37)	4,124

Segment income (loss)	$23,446	$14,766	$12,482	$(7,489)	43,205

Interest and financing expenses					(10,882)
Other income, net					534

Income before income taxes and minority interests					$32,857

Third Quarter Ended September 30, 2004	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$185,902	$106,518	$121,484	$—	$413,904

Operating profit (b, c, e, f)	$24,279	$(2,962)	$9,830	$(10,016)	$21,131
Equity in net income (losses) of unconsolidated investments	993	1,654	(728)	(93)	1,826

Segment income (loss)	$25,272	$(1,308)	$9,102	$(10,109)	22,957

Interest and financing expenses (g)					(6,250)
Other (expenses), net (h)					(15,606)

Income before income taxes and minority interests					$1,101

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation

Consolidated Summary of Segment Results (a)

(In Thousands of Dollars) (Unaudited)

Nine Months Ended September 30, 2005	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$597,893	$493,629	$427,802	$—	$1,519,324

Operating profit (b, d, f)	$70,460	$52,075	$34,377	$(32,491)	$124,421
Equity in net income (losses) of unconsolidated investments	6,159	12,096	4,505	(177)	22,583

Segment income (loss)	$76,619	$64,171	$38,882	$(32,668)	147,004

Interest and financing expenses (g)					(31,270)
Other income, net (h)					1,100

Income before income taxes and minority interests					$116,834

Nine Months Ended September 30, 2004	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$538,630	$153,795	$370,247	$—	$1,062,672

Operating profit (b, c, e, f)	$65,688	$2,227	$25,886	$(23,185)	$70,616
Equity in net income (losses) of unconsolidated investments	2,538	1,794	(1,611)	(227)	2,494

Segment income (loss)	$68,226	$4,021	$24,275	$(23,412)	73,110

Interest and financing expenses (g)					(9,168)
Other (expenses), net (h)					(12,278)

Income before income taxes and minority interests					$51,664

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Selected Cash Flows Data

(In Thousands of Dollars) (Unaudited)

	Nine Months Ended September 30
	2005	2004
Cash and cash equivalents at beginning of year	$46,390	$35,173
Cash and cash equivalents at end of period	$47,859	$60,817
Sources of cash and cash equivalents:
Net income	82,669	35,202
Depreciation and amortization	86,197	69,288
Proceeds from issuance of senior notes	324,665	—
Proceeds from issuance of common stock	147,862	—
Proceeds from borrowings	149,884	1,050,946
Proceeds from liquidation of equity method investment and sale of nonmarketable security	1,058	—
Proceeds from exercise of stock options	2,893	6,762
Uses of cash and cash equivalents:
Capital expenditures	(50,575)	(37,602)
Investments in joint ventures and other investments	(3,088)	(6,742)
Acquisitions of assets/business, net of cash acquired (j)	(7,553)	(762,378)
Repayments of long-term debt	(615,652)	(325,806)
Payments on hedging of anticipated acquisition purchase price	—	(12,848)
Dividends paid	(18,992)	(17,982)

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands of Dollars) (Unaudited)

	September 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$47,859	$46,390
Other current assets	806,856	701,020

Total current assets	854,715	747,410

Property, plant and equipment	2,194,471	2,064,585
Less accumulated depreciation and amortization	1,211,712	1,168,601

Net property, plant and equipment	982,759	895,984
Other assets and intangibles	724,451	799,351

	$2,561,925	$2,442,745

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities	$431,354	$373,746
Long-term debt	820,613	899,584
Other noncurrent liabilities	227,052	209,289
Deferred income taxes	175,303	248,751
Shareholders’ equity	907,603	711,375

	$2,561,925	$2,442,745

Notes (In Thousands of Dollars, Except Per Share Amounts):

(a)	Certain reclassifications have been made in the condensed consolidated statements of income and consolidated summary of segment results to conform to current presentation. Minority interests in consolidated subsidiaries is now reflected as a separate line item following income after income taxes and before minority interests. Equity in net income (losses) of unconsolidated investments changes are now included in segment income. See note (h).

Effective August 1, 2005, the Company began consolidating its 50-percent ownership position in Jordan Bromine Company Limited (“JBC”), a Jordanian-American joint venture company that manufactures and markets bromine products extracted from the Dead Sea. The Company had previously accounted for this investment on an equity basis but changed to the consolidation method as a result of August 2005 amendments to the related joint venture agreement, upon which Albemarle management concluded that consolidation accounting for this investment was appropriate under generally accepted accounting principals in the United States (“GAAP”). This change in accounting has no impact on the Company’s net income for the three- and nine-month periods ended September 30, 2005 and 2004, respectively.

The following unaudited pro forma data summarizes the results of operations for the third-quarter and nine-month periods ended September 30, 2005 as if the consolidation of JBC had been completed as of the beginning of each of the periods presented.

	(Unaudited) Pro Forma
	Third Quarter Ended September 30, 2005	Nine Months Ended September 30, 2005
Net sales	$506,605	$1,519,324
Operating profit	$40,926	$136,614
Interest and financing expenses	$(11,201)	$(33,426)
Equity in net income of unconsolidated investments	$2,984	$14,949
Other income, net	$534	$1,278
Minority interests in income of consolidated subsidiaries	$(2,449)	$(7,156)
Net income	$26,292	$82,669
Basic earnings per share	$0.56	$1.79
Diluted earnings per share	$0.55	$1.74

(b)	Cost of goods sold includes foreign exchange transaction gains (losses) of $120 and ($625), and ($907) and ($258) for the third-quarter and nine-month periods ended September 30, 2005 and 2004, respectively.

(c)	Cost of goods sold for the third-quarter and nine-month periods ended September 30, 2004 included an August 26, 2004, cash settlement pursuant to which the Company and a former insurer settled a dispute related to payments to be made to the Company in connection with certain insurance coverage for the period 1950 through 2000. Pursuant to the agreement, the Company will receive $6,945 ($4,424 after income taxes, or 10 cents per diluted share) with $4,208 paid at the settlement date. Cost of goods sold for the third-quarter and nine-month periods ended September 30, 2004 also includes a third-quarter charge amounting to $3,396 ($2,163 after income taxes, or five cents per diluted share) related to the establishment of a valuation reserve for the potential recoverability of a claim incurred by the Company regarding the discontinuance of product support for and withdrawal from a water treatment venture.

(d)	Selling general and administrative expenses for the third-quarter and nine-months ended September 30, 2005, reflect an adjustment of $2,759 ($1,760 after income taxes, or four cents per diluted share) to reduce certain of its incentive plan accruals.

(e)	Acquisition-related cost totaling $13,400 ($8,536 after income taxes, or 20 cents per diluted share) for the third-quarter and nine-month periods ended September 30, 2004, consisted of a step-up increase in acquired inventory to fair value associated with the July 31, 2004 acquisition of the Akzo Nobel N.V. (“Akzo Nobel”) refinery catalysts business.

(f)	Special items *:

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Curtailment gain (1)	$—	$—	$5,603	$—
Provisional charge for the potential settlement of future legal claims (2)	—	—	(735)	—
Purchased in-process research and development charges (3)	—	(3,000)	—	(3,000)
Reduction in force adjustments (4)	—	199	—	(4,308)
Cleanup of the Pasadena plant zeolite facility (5)	—	—	—	(550)

Special items	$—	$(2,801)	$4,868	$(7,858)

1.	Nine-month period ended September 30, 2005 includes a second-quarter 2005 curtailment gain amounting to $5,603 ($3,569 after income taxes, or seven cents per diluted share) that relates to a reduction in the Company’s accumulated postretirement benefit obligation (liability) at the June 29, 2005 remeasurement date associated with a change in coverage in the Company’s unfunded postretirement health care benefits plan for active employees’ future retiree medical premium payments effective December 31, 2005.

2.	Nine-month period ended September 30, 2005 includes a second-quarter 2005 provisional charge of $735 ($468 after income taxes, or one cent per diluted share) for the potential settlement of future legal claims with respect to certain future asbestos premises liability claims.

3.	Third-quarter and nine-month periods ended September 30, 2004, included purchased in-process research and development charges amounting to $3,000, or seven cents per diluted share, that were comprised of the write-off of the estimated research and development costs associated with the acquired refinery catalysts business deemed not to have future use.

4.	Third-quarter and nine-month periods ended September 30, 2004 included a $199 reversal adjustment of a reserve for work force reduction. Nine months ended September 30, 2004 included a first quarter 2004 charge totaling $4,507 ($2,871 after income taxes, or seven cents per diluted share) for layoffs related to the closing of the Pasadena plant zeolite facility and a related curtailment charge.

5.	Nine-month period ended September 30, 2004 included a second-quarter 2004 charge totaling $550 ($350 after income taxes, or one cent per diluted share) related to the cleanup of the Pasadena plant zeolite facility.

*	See also footnotes (c), (e), (g) and (h) for additional nonrecurring items.

(g)	Interest and financing expenses for the nine months ended September 30, 2005 include a January 2005 write-off of deferred financing expenses totaling $1,386 ($883 after income taxes, or two cents per diluted share), associated with the 364-day bridge loan that was retired using the proceeds from the Company’s January 2005 public offerings of common stock and senior notes. Interest and financing expenses for the third-quarter and nine-months periods ended September 30, 2004 included the write-off of deferred financing expenses totaling $528 ($336 net of income taxes, or one cent per diluted share) related to the refinancing of the Company’s previous revolving credit agreement.

(h)	Other (expenses) income, net for the nine months ended September 30, 2005 and the third-quarter and nine-month periods ended September 30, 2004 include the effect of the reclassification of minority interest for the Company’s majority-owned subsidiary, Stannica LLC, totaling ($4,030), ($1,371) and ($3,748), respectively. Other (expenses) income, net for the third-quarter and nine-month periods ended September 30, 2004 include foreign exchange hedging charges totaling $15,712 ($10,009 after income taxes, or 24 cents per diluted share) and $12,848 ($8,184 after income taxes, or 19 cents per diluted share), respectively associated with the contracts entered into by the Company to hedge the euro-denominated purchase price for the Company’s acquisition of the Akzo Nobel refinery catalysts business.

(i)	Includes the tax benefits related to the 2005 adoption of FASB Staff Position (“FSP”) SFAS 109-1 and its related qualified domestic production activities deduction totaling $129 and $388 for the third-quarter and nine-month periods ended September 30, 2005, respectively, in the period in which the deduction is claimed. Also included are the tax benefits related to the adoption of FSP SFAS 109-2, which created a one-time tax savings during the period on certain accumulated and projected future earnings of certain controlled foreign subsidiaries which have been or will be repatriated for the third-quarter and nine-month periods ended September 30, 2005 of $4,857 or 10 cents per diluted share.

(j)	On July 31, 2004, the Company completed the acquisition of the Akzo Nobel refinery catalysts business for approximately $763 million, including expenses, at applicable exchange rates. During 2004 and 2005, the Company adjusted the purchase price by approximately $23 million and $8 million, respectively, due primarily to payments to Akzo Nobel as part of the post-closing working capital adjustments.

Additional Information

It should be noted that net income excluding special items is a financial measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). It is presented here to exclude the impact of certain non-recurring items on our results that are set forth on pages 14 and 15, as well as the pro forma impact of consolidating JBC on our consolidated segment income that are set forth on pages 16 and 17. We believe this measure is more reflective of our operations, provides transparency to investors and enables period-to-period comparability of financial performance. Set forth below is a reconciliation of net income excluding special items, the most directly comparable financial measure calculated and reported in accordance with GAAP in the third quarter and nine months ended September 30, 2005 and 2004.

A description of other non-GAAP financial measures, and reconciliation of these to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investor Information section of our website at www.albemarle.com, under “Disclosure of Non-GAAP Financial Measures”.

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Third Quarter Ended September 30, 2005			Third Quarter Ended September 30, 2004
	As Reported	Special Items	Excluding Special Items	As Reported	Special Items		Excluding Special Items
Net sales	$506,605	$—	$506,605	$413,904	$—		$413,904
Cost of goods sold	(406,994)	—	(406,994)	(324,396)	(3,549	)(c)	(327,945)
Acquisition-related cost	—	—	—	(13,400)	13,400	(e)	—

Gross profit	99,611	—	99,611	76,108	9,851		85,959
Selling, general and administrative expenses (including SFAS No. 2 R&D)	(60,530)	—	(60,530)	(52,176)	—		(52,176)
Special items	—		—	(2,801)	2,801	(f)	—

Operating profit	39,081	—	39,081	21,131	12,652		33,783
Interest and financing expenses	(10,882)	—	(10,882)	(6,250)	528	(g)	(5,722)
Equity in net income of unconsolidated investments	4,124	—	4,124	1,826	—		1,826
Other income (expenses), net	534	—	534	(15,606)	15,712	(h)	106

Income before income taxes and minority interests	32,857	—	32,857	1,101	28,892		29,993
Income tax (expense) benefits	(4,502)	—	(4,502)	1,097	(9,399	)(c, e-h)	(8,302)

Income after income taxes and before minority interests	28,355	—	28,355	2,198	19,493		21,691
Minority interests in income of consolidated subsidiaries	(2,063)	—	(2,063)	(1,371)	—		(1,371)

Net income	$26,292	$—	$26,292	$827	$19,493		$20,320

Diluted earnings per share	$0.55	$—	$0.55	$0.02	$0.46		$0.48

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Nine Months Ended September 30, 2005				Nine Months Ended September 30, 2004
	As Reported	Special Items		Excluding Special Items	As Reported	Special Items		Excluding Special Items
Net sales	$1,519,324	$—		$1,519,324	$1,062,672	$—		$1,062,672
Cost of goods sold	(1,207,224)	—		(1,207,224)	(845,952)	(3,549	)(c)	(849,501)
Acquisition-related cost	—	—		—	(13,400)	13,400	(e)	—

Gross profit	312,100	—		312,100	203,320	9,851		213,171
Selling, general and administrative expenses (including SFAS No. 2 R&D)	(192,547)	—		(192,547)	(124,846)	—		(124,846)
Special items	4,868	(4,868	)(f)	—	(7,858)	7,858	(f)	—

Operating profit	124,421	(4,868)		119,553	70,616	17,709		88,325
Interest and financing expenses	(31,270)	1,386	(g)	(29,884)	(9,168)	528	(g)	(8,640)
Equity in net income of unconsolidated investments	22,583	—		22,583	2,494	—		2,494
Other income (expenses), net	1,100	—		1,100	(12,278)	12,848	(h)	570

Income before income taxes and minority interests	116,834	(3,482)		113,352	51,664	31,085		82,749
Income tax (expense) benefits	(29,590)	1,264	(f,g)	(28,326)	(12,714)	(10,196	)(c, e-h)	(22,910)

Income after income taxes and before minority interests	87,244	(2,218)		85,026	38,950	20,889		59,839
Minority interests in income of consolidated subsidiaries	(4,575)	—		(4,575)	(3,748)	—		(3,748)

Net income	$82,669	$(2,218)		$80,451	$35,202	$20,889		$56,091

Diluted earnings per share	$1.74	$(0.05)		$1.69	$0.83	$0.49		$1.32

Albemarle Corporation

Consolidated Summary of Segment Results (a)

(In Thousands of Dollars) (Unaudited)

Third Quarter Ended September 30, 2005	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$195,356	$173,501	$137,748	$—	$506,605

Operating profit (b, d)	$21,860	$12,837	$11,836	$(7,452)	$39,081
Equity in net income (losses) of unconsolidated investments	1,586	1,929	646	(37)	4,124

Segment income (loss)	$23,446	$14,766	$12,482	$(7,489)	43,205

Interest and financing expenses					(10,882)
Other income, net					534

Income before income taxes and minority interests					$32,857

Special Items included in operating profit	$—	$—	$—	$—	$—

Operating profit excluding special items	$21,860	$12,837	$11,836	$(7,452)	$39,081

Segment income (loss) excluding special items	$23,446	$14,766	$12,482	$(7,489)	$43,205

Operating profit excluding special items and reflecting the consolidation of JBC as of the beginning of the period	$22,645	$12,837	$12,896	$(7,452)	$40,926

Third Quarter Ended September 30, 2004	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$185,902	$106,518	$121,484	$—	$413,904

Operating profit (b, c, e, f)	$24,279	$(2,962)	$9,830	$(10,016)	$21,131
Equity in net income (losses) of unconsolidated investments	993	1,654	(728)	(93)	1,826

Segment income (loss)	$25,272	$(1,308)	$9,102	$(10,109)	22,957

Interest and financing expenses (g)					(6,250)
Other (expenses), net (h)					(15,606)

Income before income taxes and minority interests					$1,101

Special Items included in operating profit (c, e, f)	$(3,583)	$16,400	$(165)	$—	$12,652

Operating profit excluding special items	$20,696	$13,438	$9,665	$(10,016)	$33,783

Segment income (loss) excluding special items	$21,689	$15,092	$8,937	$(10,109)	$35,609

Operating profit excluding special items and reflecting the consolidation of JBC as of the beginning of the period	$20,372	$13,438	$8,850	$(10,016)	$32,644

Albemarle Corporation

Consolidated Summary of Segment Results (a)

(In Thousands of Dollars) (Unaudited)

Nine Months Ended September 30, 2005	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$597,893	$493,629	$427,802	$—	$1,519,324

Operating profit (b, d, f)	$70,460	$52,075	$34,377	$(32,491)	$124,421
Equity in net income (losses) of unconsolidated investments	6,159	12,096	4,505	(177)	22,583

Segment income (loss)	$76,619	$64,171	$38,882	$(32,668)	147,004

Interest and financing expenses (g)					(31,270)
Other income, net (h)					1,100

Income before income taxes and minority interests					$116,834

Special Items included in operating profit (f)	$(2,181)	$(560)	$(2,240)	$113	$(4,868)

Operating profit excluding special items	$68,279	$51,515	$32,137	$(32,378)	$119,553

Segment income (loss) excluding special items	$74,438	$63,611	$36,642	$(32,555)	$142,136

Operating profit excluding special items and reflecting the consolidation of JBC as of the beginning of the period	$73,291	$51,515	$39,318	$(32,378)	$131,746

Nine Months Ended September 30, 2004	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$538,630	$153,795	$370,247	$—	$1,062,672

Operating profit (b, c, e, f)	$65,688	$2,227	$25,886	$(23,185)	$70,616
Equity in net income (losses) of unconsolidated investments	2,538	1,794	(1,611)	(227)	2,494

Segment income (loss)	$68,226	$4,021	$24,275	$(23,412)	73,110

Interest and financing expenses (g)					(9,168)
Other (expenses), net (h)					(12,278)

Income before income taxes and minority interests					$51,664

Special Items included in operating profit (c, e, f)	$(3,583)	$16,400	$4,892	$—	$17,709

Operating profit excluding special items	$62,105	$18,627	$30,778	$(23,185)	$88,325

Segment income (loss) excluding special items	$64,643	$20,421	$29,167	$(23,412)	$90,819

Operating profit excluding special items and reflecting the consolidation of JBC as of the beginning of the period	$59,928	$18,627	$29,561	$(23,185)	$84,931